Exhibit 99.1
Bright Horizons Family Solutions® Reports First Quarter of 2015 Financial Results

BOSTON, April 30, 2015 /PRNewswire/ — Bright Horizons Family Solutions® Inc. (NYSE: BFAM), a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and life, today announced financial results for the first quarter of 2015.
First Quarter 2015 Highlights (compared to first quarter 2014):

•	Revenue increased 6% to $350 million

•	Adjusted EBITDA* increased 14% to $65 million

•	Adjusted income from operations* increased 24% to $43 million

•	Adjusted net income* increased 20% to $27 million

•	Diluted adjusted earnings per common share* increased 26% to $0.43

"We are very pleased with the strong start to 2015 as we continue to execute our plan to grow across all of our business segments by delivering high quality care, education and service to those that we serve," said David Lissy, Chief Executive Officer. “Our solid financial performance across our broad suite of solutions reflects the investments we continue to make to strengthen our position as the leader in our field.”

“I am particularly pleased that Bright Horizons was recognized by Fortune Magazine as one of the "100 Best Companies to Work For in America." It is a credit to the dedicated professionals throughout our organization that we have maintained this recognition for 16 years, and we are proud to be on the list alongside so many of the employer sponsors we serve across the country. Our common goals to support the success of working families and to deliver solutions that enable employees to be highly engaged at work enable us to be trusted advisors to some of the world's largest and most influential employers," Lissy said.

First Quarter 2015 Results

Revenue increased $18.3 million, or 6%, in the first quarter of 2015 from the first quarter of 2014 on contributions from new and ramping full service child care centers, average price increases of 3-4%, and expanded sales of back-up dependent care and educational advisory services, partially offset by the effects of foreign currency translation on our European business.

In the first quarter of 2015, adjusted EBITDA increased $8.2 million, or 14%, and adjusted income from operations increased $8.3 million from the first quarter of 2014.  The adjusted EBITDA increase reflects operating leverage from enrollment gains in mature and ramping centers, contributions from new child care centers, back-up dependent care and educational advisory clients that have been added since the first quarter of 2014, and strong cost management, partially offset by the costs incurred during the ramp up of certain new lease/consortium centers opened during 2014 and 2015 and the effects of foreign currency translation on our European business. The increase in adjusted income from operations reflects a $9.5 million increase in gross profit, partially offset by increases in recurring selling, general and administrative expenses.

Income from operations was $42.8 million for the first quarter of 2015 compared to $34.0 million in the same 2014 period, and net income was $22.5 million for the first quarter of 2015 compared to net income of $16.0 million in the same 2014 period.  Adjusted net income increased by $4.5 million, or 20%, to $27.1 million on the expanded income from operations.  Diluted adjusted earnings per common share was $0.43, an increase of 26% compared to the first quarter in 2014.

As of March 31, 2015, the Company operated 885 early care and education centers with the capacity to serve 101,500 children and families.

*Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are non-GAAP measures.  Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, straight line rent expense, stock compensation expense, expenses related to secondary offerings, and expenses associated with completed acquisitions. Adjusted income from operations represents income from operations before expenses related to the completion of secondary offerings, and expenses associated with completed acquisitions. Adjusted net income represents net income determined in accordance with GAAP, adjusted for stock compensation expense, amortization expense, secondary offering expenses, expenses associated with completed acquisitions and the income tax provision (benefit) thereon. Diluted adjusted earnings per common share is a non-GAAP measure, calculated using adjusted net income. These non-GAAP measures are more fully described and are reconciled from the respective measures determined under GAAP in the table "Non-GAAP Measures," "Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations."

Balance Sheet and Cash Flow

During the three months ended March 31, 2015, the Company generated approximately $47.3 million of cash flow from operations compared to $51.6 million for the same period in 2014 and invested $18.0 million in fixed assets and acquisitions compared to $14.1 million in the same 2014 period.  Net cash provided by financing activities totaled $8.0 million in the three months ended March 31, 2015 compared to $8.6 million for the same 2014 period. During the three months ended March 31, 2015, the Company's cash and cash equivalents grew $35.8 million to $123.7 million.

2015 Outlook

As described below, the Company is updating certain targets regarding its 2015 expectations.

•Overall revenue growth in 2015 in the range of 7-10%
•Adjusted EBITDA growth in 2015 in the range of 14-16%
•Adjusted net income growth in 2015 in the range of 13-15%
•Diluted adjusted earnings per common share growth in the range of 20-22%
•Diluted weighted average shares of approximately 64 million shares

Conference Call

Bright Horizons Family Solutions will host an investor conference call today at 5:00 pm ET.  Interested parties are invited to listen to the conference call by dialing 1-877-407-9039 or, for international callers, 1-201-689-8470, and asking for the Bright Horizons Family Solutions conference call, moderated by Chief Executive Officer David Lissy.  Replays of the entire call will be available through May 14, 2015 at 1-877-870-5176 or, for international callers, at 1-858-384-5517, conference ID # 13606260.  The webcast of the conference call, including replays, and a copy of this press release are also available through the Investor Relations section of the Company's web site, www.brighthorizons.com.

Forward-Looking Statements

This press release includes statements that express the Company's opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, "forward-looking statements." Bright Horizons Family Solutions' actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms "believes," "expects," "may," "will," "should," "seeks," "projects," "approximately," "intends," "plans," "estimates" or "anticipates," or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company's intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we and our partners operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, the following: changes in the demand for child care and other dependent care services, including variation in enrollment trends and lower than expected demand from employer sponsor clients; the possibility that acquisitions may disrupt our operations and expose us to additional risk; our ability to pass on our increased costs; changes in our relationships with employer sponsors; our substantial indebtedness and the terms of such indebtedness; our ability to withstand seasonal fluctuations in the demand for our services; significant competition within our industry; our ability to implement our growth strategies successfully; as well as those risks and uncertainties described in the "Risk Factors" section of our Annual Report on Form 10-K filed March 2, 2015. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, unless required by law.

Non-GAAP Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements - adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share - which present operating results on a basis adjusted for certain items.  The Company uses these non-GAAP measures as key performance measures for the purpose of evaluating performance internally.  We also believe these non-GAAP measures provide investors with useful information with respect to our historical operations. These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. The use of the terms adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share may differ from similar measures reported by other companies.  Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are reconciled from the respective measures under GAAP in the attached table "Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations."

About Bright Horizons Family Solutions® Inc.

Bright Horizons Family Solutions® is a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and life. The Company provides center-based full service child care, back-up dependent care and educational advisory services to more than 900 clients across the United States, the United Kingdom, Ireland, the Netherlands, Canada and India, including more than 140 FORTUNE 500 companies and more than 80 of Working Mother magazine's 2014 "100 Best Companies for Working Mothers."  Bright Horizons is one of FORTUNE magazine's "100 Best Companies to Work For" and is one of the UK's Best Workplaces as designated by the Great Place to Work® Institute. Bright Horizons is headquartered in Watertown, MA. The Company's web site is located at www.brighthorizons.com.

Contacts:

Investors:
Elizabeth Boland
CFO - Bright Horizons
eboland@brighthorizons.com
617-673-8125

Kevin Doherty
MD - Solebury Communications Group
kdoherty@soleburyir.com
203-428-3233

Media:
Ilene Serpa
VP - Communications - Bright Horizons
iserpa@brighthorizons.com
617-673-8044

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share data) (Unaudited)

	Three Months Ended March 31,
	2015	%	2014	%
Revenue	$350,440	100.0%	$332,155	100.0%
Cost of services	263,832	75.3%	255,006	76.8%
Gross profit	86,608	24.7%	77,149	23.2%
Selling, general and administrative expenses	36,845	10.5%	35,404	10.7%
Amortization of intangible assets	6,922	2.0%	7,734	2.3%
Income from operations	42,841	12.2%	34,011	10.2%
Interest expense, net	(10,031)	(2.9)%	(8,727)	(2.6)%
Income before income taxes	32,810	9.3%	25,284	7.6%
Income tax expense	(10,278)	(2.9)%	(9,236)	(2.8)%
Net income	$22,532	6.4%	$16,048	4.8%

Earnings per common share:
Common stock—basic	$0.36		$0.24
Common stock—diluted	$0.35		$0.24
Weighted average number of common shares outstanding:
Common stock—basic	61,682,964		65,407,851
Common stock—diluted	63,189,367		67,209,378

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$123,661	$87,886
Accounts receivable—net	74,709	83,066
Other current assets	55,779	52,206
Total current assets	254,149	223,158
Fixed assets—net	396,626	398,947
Goodwill	1,087,479	1,095,738
Other intangibles—net	398,262	406,249
Other assets	16,998	16,984
Total assets	$2,153,514	$2,141,076
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$9,550	$9,550
Accounts payable and accrued expenses	112,237	116,425
Deferred revenue and other current liabilities	150,689	153,448
Total current liabilities	272,476	279,423
Long-term debt	910,089	911,627
Deferred income taxes	130,473	127,036
Other long-term liabilities	75,025	72,031
Total liabilities	1,388,063	1,390,117
Total stockholders’ equity	765,451	750,959
Total liabilities and stockholders’ equity	$2,153,514	$2,141,076

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Three months ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$22,532	$16,048
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,386	19,615
Stock-based compensation	2,300	2,385
Deferred income taxes	4,395	(88)
Other non-cash adjustments, net	2,034	1,814
Changes in assets and liabilities:
Accounts receivable	8,180	19,353
Prepaid expenses and other current assets	(4,267)	3,995
Accounts payable and accrued expenses	(6,912)	(3,301)
Other, net	(386)	(8,180)
Net cash provided by operating activities	47,262	51,641
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(16,911)	(14,291)
Payments for acquisitions, net of cash acquired	(1,086)	—
Settlement of purchase price for prior year acquisitions	14	175
Net cash used in investing activities	(17,983)	(14,116)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of long-term debt	(2,388)	(1,975)
Purchase of treasury stock	(738)	—
Proceeds from issuance of common stock upon exercise of options	4,210	3,985
Proceeds from issuance of restricted stock	3,864	4,709
Tax benefit from stock-based compensation	3,072	1,858
Net cash provided by financing activities	8,020	8,577
Effect of exchange rates on cash and cash equivalents	(1,524)	47
Net increase in cash and cash equivalents	35,775	46,149
Cash and cash equivalents—beginning of period	87,886	29,585
Cash and cash equivalents—end of period	$123,661	$75,734

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Three months ended March 31, 2015
Revenue	$300,334	$41,601	$8,505	$350,440
Amortization of intangibles	6,597	181	144	6,922
Income from operations	28,275	13,761	805	42,841
Adjusted income from operations	28,275	13,761	805	42,841

Three months ended March 31, 2014
Revenue	$287,024	$37,456	$7,675	$332,155
Amortization of intangibles	7,406	181	147	7,734
Income from operations	22,011	11,692	308	34,011
Adjusted income from operations (1)	22,561	11,692	308	34,561

(1)	Adjusted income from operations represents income from operations excluding expenses incurred in connection with secondary offerings.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
NON-GAAP RECONCILIATIONS
(In thousands, except share data)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Net income	$22,532	$16,048
Interest expense, net	10,031	8,727
Income tax expense	10,278	9,236
Depreciation	12,464	11,881
Amortization of intangible assets (a)	6,922	7,734
EBITDA	62,227	53,626
Additional Adjustments:
Deferred rent (b)	967	780
Stock compensation expense (c)	2,300	2,385
Expenses related to secondary offering (d)	—	550
Total adjustments	3,267	3,715
Adjusted EBITDA	$65,494	$57,341

Income from operations	$42,841	$34,011
Expenses related to secondary offering (d)	—	550
Adjusted income from operations	$42,841	$34,561

Net income	$22,532	$16,048
Income tax expense	10,278	9,236
Income before tax	32,810	25,284
Stock compensation expense (c)	2,300	2,385
Amortization of intangible assets (a)	6,922	7,734
Expenses related to secondary offering (d)	—	550
Adjusted income before tax	42,032	35,953
Adjusted Income tax expense (e)	(14,921)	(13,302)
Adjusted net income	$27,111	$22,651

Weighted average number of common shares—basic	61,682,964	65,407,851
Incremental dilutive shares	1,506,403	1,801,527
Weighted average number of common shares—diluted	63,189,367	67,209,378
Diluted adjusted earnings per common share	$0.43	$0.34

(a)
Represents amortization of intangible assets, including approximately $5.0 million for the three months ended March 31, 2015 and 2014, associated with intangible assets recorded in connection with our going private transaction in May 2008.

(b)	Represents rent in excess of cash paid for rent, recognized on a straight line basis over the life of the lease in accordance with Accounting Standards Codification Topic 840, Leases.

(c)	Represents non-cash stock-based compensation expense.

(d)	Represents costs incurred in connection with secondary offering of common stock in March 2014.

(e)	Represents income tax expense calculated on adjusted income before tax at the effective rate of approximately 35.5% and 37.0% in 2015 and 2014.